Exhibit 99.1

AGILYSYS GROWS SECOND QUARTER REVENUE 23% TO RECORD $58.6M

Including Subscription Revenue Growth of 29.1%

Raises Full Year Revenue Guidance Range To $235M To $238M and Subscription Revenue Growth To 28%

ALPHARETTA, GA – October 23, 2023 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions that deliver High Return Hospitality, today reported operating results for its fiscal 2024 second quarter ending September 30, 2023.

Summary of Fiscal 2024 Second Quarter Financial Results

•
Total net revenue increased 22.8% to a record $58.6 million, compared to total net revenue of $47.7 million in the comparable prior-year period.
•
Recurring revenue (comprising subscription and maintenance charges) was a record $34.2 million, or 58.4% of total net revenue compared to $29.0 million, or 60.8% of total net revenue for the same period in fiscal 2023. Subscription revenue increased 29.1% year-over-year and was 53.6% of total recurring revenue compared to 48.9% of total recurring revenue in the second quarter of fiscal 2023.
•
Gross margin was 59.9% compared to 61.5% in the comparable prior-year period.
•
Net income attributable to common shareholders was $4.1 million, or $0.16 per diluted share compared to $3.1 million, or $0.12 per diluted share in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $8.1 million compared to $7.4 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.25 per share compared to $0.24 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2024 second quarter was $2.5 million compared to free cash flow of $2.3 million in the fiscal 2023 second quarter (reconciliation included in financial tables). Ending cash balance was $107.4 million, compared to ending cash balance of $112.8 million as of fiscal 2023 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased with the strong fiscal year 2024 second quarter July-September results highlighted by year-over-year 22.8% quarter revenue and 29.1% subscription revenue growth, driving both to record high levels. Adjusted EBITDA was 13.7% of revenue, higher than previous expectations going into the fiscal year. We are doing well managing through the current phase of increased investment requirements which are designed to drive significant further revenue growth in the medium-term. We now expect adjusted EBITDA for the full fiscal year to be 14% of revenue, higher than previous guidance.

Our implementation efficiency continues to improve as the re-engineered core products and newly developed experience enhancer add-on software modules are performing well in the field and creating considerable value for customers. Excellent selling success momentum highlighted by one of our best sales quarters and the best ever first half of fiscal year April to September sales measured in annual contract value terms drove aggregate recurring revenue, product and services backlog to a near record level.

Overall, we are well positioned to do better than guidance levels provided at the beginning of the fiscal year. We now expect fiscal year 2024 revenue to be between $235M and $238M inclusive of 28% subscription revenue growth. Given the successful investments in product innovation during the past few years, we think our ability to fulfill the growing hospitality industry need for quantum technology improvements to improve operational efficiencies, staff and guest experiences will help keep up and build on our current business momentum. We remain bullish and confident of our short, medium and long term prospects.”

Fiscal 2024 Outlook

We are raising full year fiscal 2024 revenue guidance to be $235 to $238 million, increasing subscription revenue growth guidance for the full 2024 fiscal year to 28% year-over-year and increasing Adjusted EBITDA expectations for fiscal 2024 to 14% of revenue.

Dave Wood, Chief Financial Officer, commented, “Successful implementations of a couple of larger projects contributed to high sequential subscription revenue growth this quarter. The first half of the fiscal year has been stronger than expected on the back of our sales investments and product innovation. We are pleased to be in a position to raise our full year guidance of total revenue, subscription revenue growth and Adjusted EBITDA levels. We continue to be disciplined with our growth management efforts.”

2024 Second Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, October 23rd, 2023, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register.vevent.com/register/BIa33e374c65f34c2cae8fedf2198ff64b. Registrants will receive an email confirmation with further access details and a personalized PIN. Please register 15 minutes prior to the call to receive registration confirmation and access details before the call starts.

Interested parties can also access the conference call live on the Investors Relations page of Agilysys.com under the Events and Presentations heading. An archived version of the webcast will be available for replay at the same location approximately two hours after the call is concluded.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for 2024 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2024 guidance, future revenue growth, the company's ability to convert the backlog into revenue, and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art software solutions and services that help organizations achieve High Return Hospitality™ by maximizing Return on Experience (ROE) through interactions that make ‘personal’ profitable. Customers around the world use Agilysys Property Management Systems (PMS), Point-of-Sale (POS) solutions and Inventory and Procurement (I&P) systems to consistently delight guests, retain staff and grow margins. Agilysys’ 100 percent hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,		Six months ended September 30,

(In thousands, except per share data)	2023	2022	2023	2022
Net revenue:
Products	$12,640	$10,548	$25,422	$21,594
Subscription and maintenance	34,248	29,036	66,373	56,763
Professional services	11,728	8,158	22,881	16,891
Total net revenue	58,616	47,742	114,676	95,248
Cost of goods sold:
Products	6,751	5,434	13,317	11,314
Subscription and maintenance	7,804	6,170	15,441	12,456
Professional services	8,965	6,773	17,764	13,618
Total cost of goods sold	23,520	18,377	46,522	37,388
Gross profit	35,096	29,365	68,154	57,860
Gross profit margin	59.9%	61.5%	59.4%	60.7%
Operating expenses:
Product development	14,583	12,577	27,904	24,134
Sales and marketing	6,400	5,320	13,701	10,733
General and administrative	8,785	7,570	18,150	14,922
Depreciation of fixed assets	1,209	461	2,133	934
Amortization of internal-use software and intangibles	347	443	776	896
Other charges	210	67	969	281
Total operating expense	31,534	26,438	63,633	51,900
Operating income	3,562	2,927	4,521	5,960
Other income (expense):
Interest income	1,227	380	2,328	482
Interest expense	—	(1)	—	(1)
Other income (expense), net	51	112	(109)	414
Income before taxes	4,840	3,418	6,740	6,855
Income tax provision (benefit)	295	(158)	647	240
Net income	$4,545	$3,576	$6,093	$6,615
Series A convertible preferred stock dividends	(459)	(459)	(918)	(918)
Net income attributable to common shareholders	$4,086	$3,117	$5,175	$5,697

Weighted average shares outstanding - basic	25,022	24,652	24,979	24,625

Net income per share - basic:	$0.16	$0.13	$0.21	$0.23

Weighted average shares outstanding - diluted	26,117	25,783	26,148	25,591

Net income per share - diluted:	$0.16	$0.12	$0.20	$0.22

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	September 30, 2023 (Unaudited)	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$107,413	$112,842
Accounts receivable, net of allowance for expected credit losses of $723 and $610, respectively	27,762	22,378
Contract assets	3,278	2,242
Inventories	7,485	9,774
Prepaid expenses and other current assets	7,473	7,422
Total current assets	153,411	154,658
Property and equipment, net	17,477	14,576
Operating lease right-of-use assets	23,097	12,708
Goodwill	32,755	32,638
Intangible assets, net	17,505	18,140
Deferred income taxes, non-current	3,153	2,790
Other non-current assets	7,816	7,526
Total assets	$255,214	$243,036
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,069	$9,418
Contract liabilities	43,334	52,124
Accrued liabilities	13,764	13,708
Operating lease liabilities, current	5,540	3,263
Finance lease obligations, current	—	2
Total current liabilities	72,707	78,515
Deferred income taxes, non-current	2,278	2,257
Operating lease liabilities, non-current	23,294	13,477
Other non-current liabilities	4,858	4,018
Commitments and contingencies
Series A convertible preferred stock, no par value	35,459	35,459
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 25,370,482 and 25,326,626 shares outstanding at September 30, 2023 and March 31, 2023, respectively	9,482	9,482
Treasury shares, 6,236,349 and 6,280,205 at September 30, 2023 and March 31, 2023, respectively	(1,871)	(1,884)
Capital in excess of stated value	55,154	52,978
Retained earnings	57,939	52,764
Accumulated other comprehensive loss	(4,086)	(4,030)
Total shareholders' equity	116,618	109,310
Total liabilities and shareholders' equity	$255,214	$243,036

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	September 30,
(In thousands)	2023	2022

Operating activities
Net income	$6,093	$6,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of fixed assets	2,133	934
Amortization of internal-use software and intangibles	776	896
Deferred income taxes	(389)	(306)
Share-based compensation	5,851	5,944
Changes in operating assets and liabilities	(8,994)	(10,966)
Net cash provided by operating activities	5,470	3,117
Investing activities
Capital expenditures	(6,002)	(797)
Additional investments in corporate-owned life insurance policies	(2)	(2)
Net cash used in investing activities	(6,004)	(799)
Financing activities
Payment of preferred stock dividends	(918)	(918)
Repurchase of common shares to satisfy employee tax withholding	(3,868)	(1,455)
Principal payments under long-term obligations	(2)	(2)
Net cash used in financing activities	(4,788)	(2,375)
Effect of exchange rate changes on cash	(107)	(718)
Net decrease in cash and cash equivalents	(5,429)	(775)
Cash and cash equivalents at beginning of period	112,842	96,971
Cash and cash equivalents at end of period	$107,413	$96,196

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three months ended		Six months ended
(In thousands)	September 30,		September 30,
	2023	2022	2023	2022
Net income	$4,545	$3,576	$6,093	$6,615
Income tax provision (benefit)	295	(158)	647	240
Income before taxes	4,840	3,418	6,740	6,855
Depreciation of fixed assets	1,209	461	2,133	934
Amortization of internal-use software and intangibles	347	443	776	896
Amortization of developed technology acquired	41	40	81	81
Interest income, net	(1,227)	(379)	(2,328)	(481)
EBITDA (a)	5,210	3,983	7,402	8,285
Share-based compensation	2,684	3,456	5,851	5,944
Other charges	210	67	969	281
Other non-operating expense (income)	(51)	(112)	109	(414)
Adjusted EBITDA (b)	$8,053	$7,394	$14,331	$14,096

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) other charges, iii) share-based compensation, and iv) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Six months ended
(In thousands, except per share data)	September 30,		September 30,
	2023	2022	2023	2022
Net income attributable to common shareholders	$4,086	$3,117	$5,175	$5,697
Amortization of developed technology acquired	41	40	81	81
Amortization of internal-use software and intangibles	347	443	776	896
Share-based compensation	2,684	3,456	5,851	5,944
Other charges	210	67	969	281
Income tax adjustments	(742)	(841)	(1,620)	(1,367)
Adjusted net income (a)	$6,626	$6,282	$11,232	$11,532

Basic weighted average shares outstanding	25,022	24,652	24,979	24,625
Diluted weighted average shares outstanding	26,117	25,783	26,148	25,591

Adjusted basic earnings per share (b)	$0.26	$0.25	$0.45	$0.47
Adjusted diluted earnings per share (b)	$0.25	$0.24	$0.43	$0.45

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, and one-time charges including other charges and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate. No income tax effect applies to one-time charges when a valuation allowance offsets their related deferred tax assets

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three months ended		Six months ended
(In thousands)	September 30,		September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$5,448	$3,016	$5,470	$3,117
Capital expenditures	(2,937)	(699)	(6,002)	(797)
Free cash flow (a)	$2,511	$2,317	$(532)	$2,320

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures